Exhibit 99.1

Ideal Power Announces Proposed Public Offering of Common Stock

AUSTIN, Texas, February 23, 2026 -- Ideal Power Inc. (Nasdaq: IPWR) ("Ideal Power," the "Company," "we," "us" or "our") today announced that it has commenced an underwritten public offering for the sale of its common stock. In connection with the offering, Ideal Power expects to grant the underwriter a 30-day option to purchase additional common stock in an amount up to 15% of the shares of common stock offered in the offering, to cover over-allotments, if any. Ideal Power intends to use the net proceeds from this offering to advance commercialization of B-TRAN®, including customer design-ins, custom development programs, and initial production ramp with strategic partners, and general corporate and working capital purposes. The offering is subject to market conditions and other factors, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All shares of common stock to be sold in the proposed offering will be sold by Ideal Power.

Titan Partners, a division of American Capital Partners, is acting as the sole bookrunner for the proposed offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-292492) (including a base prospectus) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2025, and declared effective on January 9, 2026. The shares of common stock may be offered only by means of a prospectus supplement and the accompanying base prospectus that form a part of the registration statement. A preliminary prospectus supplement and the accompanying base prospectus relating to and describing the terms of the proposed offering have been filed with the SEC. Before investing, prospective investors should read the preliminary prospectus supplement, the accompanying base prospectus and the documents incorporated by reference therein for more complete information about the Company and the offering. These documents, including the preliminary prospectus supplement relating to the offering, are available for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement, when available, and the accompanying base prospectus relating to the offering may be accessed for free on the SEC’s website at www.sec.gov or obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is the developer and provider of its innovative and widely patented B-TRAN® bidirectional semiconductor power switch. B-TRAN® offers compelling advantages over conventional technologies and addresses the demanding standards of today's solid-state circuit protection and intelligent power delivery systems. It features very low conduction losses that deliver improved power efficiency, thereby reducing energy consumption and providing cost savings. The unique bidirectional capability of B-TRAN® simplifies the design, control and diagnostics of solid-state power solutions while enabling smaller, lower cost systems. B-TRAN® delivers compelling advantages for a broad spectrum of applications including solid-state circuit breakers, static transfer switches, battery disconnect units and EV contactors that are widely used in data centers, industrial power systems, energy grid and storage systems, and electric vehicles and charging infrastructure.

Contacts

For investor inquiries:

Jeff Christensen

Darrow Associates Investor Relations

jchristensen@darrowir.com

703-297-6917

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power's management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding the proposed public offering of common stock and expected use of proceeds. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN® technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN® technology, the rate and degree of market acceptance for our B-TRAN®, the impact of global health pandemics on our business, supply chain disruptions, and the expected performance of future products incorporating our B-TRAN®, and uncertainties set forth in our quarterly, annual and other reports filed with the SEC. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements, except as required by applicable law.